Exhibit 99.1

Press Release

Investor Contacts: Michelle Spolver Fortinet, Inc. 408-486-7837 mspolver@fortinet.com	Seth Potter ICR 646-277-1230 seth.potter@icrinc.com	Media Contact: Kim Nguyen Fortinet, Inc 408-486-5458 knguyen@fortinet.com

Fortinet Announces Fourth Quarter and Full Year 2009 Financial Results

SUNNYVALE, Calif. – January 27, 2010 – Fortinet® (NASDAQ: FTNT) – a leading network security provider and worldwide leader of unified threat management (UTM) solutions – today announced financial results for the fourth quarter and full year 2009, ended December 31, 2009.

Financial Highlights for the Fourth Quarter of 2009

•

Billings: Total billings were $82.3 million for the fourth quarter of 2009, an increase of 13% compared to the fourth quarter of 2008. We define billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period.

•

Revenue: Total revenue was $70.7 million for the fourth quarter of 2009, an increase of 20% compared to the fourth quarter of 2008. Within total revenue, product revenue was $29.4 million, an increase of 12% compared to the fourth quarter of 2008. Services revenue was $37.4 million, an increase of 25% compared to the fourth quarter of 2008. Ratable product and services revenue was $3.9 million, an increase of 32% compared to the fourth quarter of 2008.

•	Deferred Revenue: Deferred revenue was $201.9 million as of December 31, 2009, an increase of 18% compared to deferred revenue as of December 31, 2008.

•

Cash and Cash flow: As of December 31, 2009, cash and cash equivalents and short-term investments were $260.3 million, an increase from $152.4 million as of September 30, 2009. Cash flow from operations was $16.6 million. Net proceeds of $87.4 million from the Company’s initial public offering contributed to the strong increase in cash and cash equivalents and short-term investments during the fourth quarter.

•	GAAP Operating Income: GAAP operating income was $7.5 million for the fourth quarter of 2009, representing a GAAP operating margin of 11% and an increase of 19% compared to the fourth quarter of 2008.

•

Non-GAAP[1] Operating Income: Non-GAAP operating income was $11.3 million for the fourth quarter of 2009, representing a non-GAAP operating margin of 16% and an increase of 46% compared to the fourth quarter of 2008. Non-GAAP operating income and operating margin exclude non-cash stock-based compensation and non-cash acquisition related charges. Non-cash acquisition related charges consist of intangible asset write-offs but exclude ongoing amortization of intangible assets.

•

GAAP Net Income and EPS: GAAP net income was $43.9 million for the fourth quarter of 2009 (which includes a $37.8 million tax benefit from the reversal of our valuation allowance), compared to $7.9 million for the fourth quarter of 2008. GAAP EPS was $0.62 on 70.8 million weighted-average diluted shares outstanding, compared to $0.12 on 66.9 million weighted-average diluted shares outstanding for the fourth quarter of 2008.

•

Non-GAAP[1] Net Income and EPS: Non-GAAP net income was $9.2 million for the fourth quarter of 2009, based on a 21% tax rate. This compares to $9.1 million for the fourth quarter of 2008, based on at 9% tax rate, and included a $1.2 million foreign currency gain. Non-GAAP EPS was $0.13 for the fourth quarter of 2009 on 70.8 million weighted-average diluted shares outstanding, compared to $0.14 in the fourth quarter of 2008 on 66.9 million weighted-average diluted shares outstanding. Non-GAAP net income and EPS exclude non-cash stock-based compensation and non-cash acquisition related charges, and the related tax effects and, for the fourth quarter and full year 2009, the reversal of the tax-related valuation allowance.

1A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Full Year 2009 Results

•	Billings: Total billings were $282.4 million for fiscal 2009, an increase of 12% compared to fiscal 2008.

•

Revenue: Total revenue was $252.1 million for fiscal 2009, an increase of 19% compared to fiscal 2008. Within total revenue, product revenue was $98.7 million for fiscal 2009, an increase of 4% compared to fiscal 2008, and services revenue was $139.2 million for fiscal 2009, an increase of 32% compared to fiscal 2008. Ratable product and services revenue was $14.3 million, an increase of 20% compared to fiscal 2008.

•	GAAP Operating Income: GAAP operating income was $25.3 million for fiscal 2009, representing a GAAP operating margin of 10% and an increase of 414% compared to fiscal 2008.

•	Non-GAAP[1] Operating Income: Non-GAAP operating income was $35.2 million for fiscal 2009, representing a non-GAAP operating margin of 14% and an increase of 244% compared to fiscal 2008.

•

GAAP Net Income and EPS: GAAP net income was $60.2 million for fiscal 2009 (which includes a $37.8 million tax benefit from the reversal of our valuation allowance), compared to $7.4 million for 2008. GAAP EPS, based on net income attributable to common shareholders of $50.9 million, was $0.78 on 65.2 million weighted-average diluted shares outstanding for fiscal 2009, compared with $0.11 on 67.1 million weighted-average diluted shares outstanding for fiscal 2008.

•

Non-GAAP[1] Net Income and EPS: Non-GAAP net income was $30.5 million for fiscal 2009 compared to $11.6 million for fiscal 2008. Non-GAAP EPS was $0.47 on 65.2 million weighted-average diluted shares outstanding for fiscal 2009, compared to $0.17 on 67.1 million weighted-average diluted shares outstanding for fiscal 2008.

1A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Management Commentary:

Ken Xie, founder, president and chief executive officer of Fortinet, stated: “The fourth quarter of 2009 was a milestone for Fortinet as we successfully completed our IPO and had a strong finish to the year. Our focus on innovation and providing an end-to-end IT security portfolio utilizing our custom ASICs continues to drive Fortinet’s market share gains and new customer acquisitions.”

Ken Goldman, chief financial officer of Fortinet, stated: “We are very pleased with the company’s performance during our first quarter as a public company. In addition to reporting record total revenue, strong billings growth and cash collections led to fourth quarter and full year cash flow that was ahead of our expectations. While cognizant of the volatile economic environment, we remain focused on growing our global market share, delivering strong profits and cash flow, and continuing to introduce innovative, high-performance products.”

Conference Call Details

Fortinet will host a conference call today, January 27, 2010, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss the Company’s financial results. To access this call, dial 888-601-3860 (domestic) or 913-312-1437 (international) with conference ID #2125684. A live webcast of the conference call and supplemental slides will be accessible from the Investor Relations page of Fortinet’s website at http://investor.fortinet.com, and a replay will be archived and accessible at: http://investor.fortinet.com/events.cfm. A replay of this conference call can also be accessed until February 5, 2010, by dialing 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 2125684.

Following Fortinet’s earnings conference call, the Company will host an additional question-and-answer session at 3:30 p.m., Pacific Time (6:30 p.m. Eastern Time), to provide an opportunity for financial analysts to ask more detailed product and financial questions. To access this call, dial 800-215-2540 (domestic) or 913-312-0943 (international) with conference ID #8493298. This follow-up call will be webcast live and accessible at http://investor.fortinet.com, and will be archived and available after the call at http://investor.fortinet.com/events.cfm. A replay of this conference call will also be available through February 5, 2010 at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 8493298.

About Fortinet (www.fortinet.com)

Fortinet (NASDAQ: FTNT) is a worldwide provider of network security and unified threat management (UTM) solutions. Our products and subscription services provide broad, integrated and high-performance protection against dynamic security threats while simplifying the IT security infrastructure. Our customers include enterprises, service providers and government entities worldwide, including the majority of the 2009 Fortune Global 100. Fortinet is headquartered in Sunnyvale, Calif., with offices around the world.

# # #

Copyright © 2010 Fortinet, Inc. All rights reserved. The symbols ® and ™ denote respectively federally registered trademarks and unregistered trademarks of Fortinet, Inc., its subsidiaries and affiliates. Fortinet’s trademarks include, but are not limited to, the following: Fortinet, FortiGate, FortiGuard, FortiManager, FortiMail, FortiClient, FortiCare, FortiAnalyzer, FortiReporter, FortiOS, FortiASIC, FortiWiFi, FortiSwitch, FortiVoIP, FortiBIOS, FortiLog, FortiResponse, FortiCarrier, FortiScan, FortiDB and FortiWeb. Other trademarks belong to their respective owners.

Forward-looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. These statements include statements regarding our continued focus on innovation and providing an end-to-end IT security portfolio to drive market share gains and new customer acquisitions and statements regarding our focus on growing our global market share, delivering strong profits and cash flows, and continuing to introduce innovative, high-performance products. Although Fortinet attempts to be accurate in making forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. Important factors that could cause results to differ materially from the statements herein include the following: general economic risks; uncertainty regarding increased business and renewals from existing customers; uncertainties around continued success in sales growth; risks associated with successful implementation of multiple integrated software products; execution risks around new product introductions and innovation; the ability to attract and retain key personnel; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in our filings with the SEC, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Fortinet’s investor relations department.

Non-GAAP Financial Measures

Fortinet has provided in this release financial information that has not been prepared in accordance with GAAP. Fortinet uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Fortinet’s ongoing operational performance. Fortinet believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Fortinet’s industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure below. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Billings. We define billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period. Fortinet considers billings to be a useful metric for management and investors because billings drive deferred revenue, which are an important indicator of the health and visibility of Fortinet’s business, and have historically represented a majority of the quarterly revenue that Fortinet recognizes. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue. Second, Fortinet may calculate billings in a manner that is different from peer companies that report similar financial measures. Management compensates for these limitations by providing specific information regarding GAAP revenues and evaluating billings together with revenues calculated in accordance with GAAP.

Non-GAAP operating income and operating margin. We define non-GAAP operating income as operating income plus non-cash stock-based compensation and non-cash acquisition related charges. Non-cash acquisition related charges include intangible asset write-offs but exclude ongoing amortization of intangible assets. Non-GAAP operating margin is defined as non-GAAP operating income divided by revenue. Fortinet considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of non-cash stock-based compensation, non-cash acquisition related charges and one-time events so that Fortinet’s management and investors can compare Fortinet’s recurring core business operating results over multiple periods. There are a number of limitations related to the use of non-GAAP operating income versus operating income calculated in accordance with GAAP. First, non-GAAP operating income excludes some costs, namely, non-cash stock-based compensation, that are recurring. Non-cash stock-based compensation has been and will continue to be for the foreseeable future a significant recurring expense in Fortinet’s business. Second, non-cash stock-based compensation is an important part of our employees’ compensation and impacts their performance. Third, the components of the costs that we exclude in our calculation of non-GAAP operating income may differ from the components that our peer companies exclude when they report their results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating income and evaluating non-GAAP operating income together with operating income calculated in accordance with GAAP.

Non-GAAP net income and EPS. We define non-GAAP net income as net income plus non-cash stock-based compensation and non-cash acquisition related charges, less the related tax effects and, for the fourth quarter and full year 2009, adjusted for the tax-related valuation allowance reversal and, for fiscal 2009, the premium paid on repurchase of convertible preferred stock. We define non-GAAP EPS as non-GAAP net income divided by the weighted-average outstanding shares, on a fully-diluted basis. We consider these non-GAAP financial measures to be a useful metric for management and investors for the same reasons that Fortinet uses non-GAAP operating income and non-GAAP operating margin. However, in order to provide a complete picture of our recurring core business operating results, we exclude from non-GAAP net income and non-GAAP EPS the tax effects associated with stock-based compensation and the non-cash acquisition related charges. Without excluding these tax effects, investors would only see the gross effect that excluding these expenses had on our operating results. The same limitations described above regarding Fortinet’s use of non-GAAP operating income and non-GAAP operating margin apply to our use of non-GAAP net income and non-GAAP EPS. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP EPS and evaluating non-GAAP net income and non-GAAP EPS together with net income and EPS calculated in accordance with GAAP.

FTNT-F

FORTINET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

ASSETS	December 28, 2008	December 31, 2009
CURRENT ASSETS:
Cash and cash equivalents	$56,571	$212,458
Short-term investments	67,619	47,856
Accounts receivable, net of allowance for doubtful accounts of $318 and $367, respectively	46,043	54,551
Inventory	11,419	10,649
Deferred tax asset	69	9,652
Prepaid expenses and other current assets	3,270	3,100
Deferred cost of revenues	3,470	3,951

Total current assets	188,461	342,217
PROPERTY AND EQUIPMENT — Net	3,425	6,387
DEFERRED COST OF REVENUES — Noncurrent	5,161	5,743
DEFERRED TAX ASSET — Noncurrent	—	31,671
OTHER ASSETS	2,058	1,195

TOTAL ASSETS	$199,105	$387,213

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
CURRENT LIABILITIES:
Accounts payable	$7,004	$10,987
Accrued liabilities	12,128	14,911
Accrued payroll and compensation	12,839	13,991
Deferred revenue — Current	118,297	140,537
Income tax payable	—	139

Total current liabilities	150,268	180,565
DEFERRED REVENUE — Noncurrent	53,320	61,393
OTHER NON-CURRENT LIABILITIES	746	2,525
DEFERRED RENT — Noncurrent		278

Total liabilities	204,334	244,761

STOCKHOLDERS’ (DEFICIT) EQUITY:
Convertible preferred stock	94,368	—
Common stock	21	70
Additional paid-in-capital	20,833	204,265
Treasury stock — common	—	(2,995)
Accumulated other comprehensive income (loss)	(300)	1,084
Accumulated deficit	(120,151)	(59,972)

Total stockholders’ (deficit) equity	(5,229)	142,452

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$199,105	$387,213

FORTINET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Years Ended
	December 28, 2008	December 31, 2009	December 28, 2008	December 31, 2009
REVENUE:
Product	$26,192	$29,359	$94,587	$98,686
Services	29,898	37,413	105,292	139,172
Ratable product and services	2,976	3,939	11,912	14,257

Total revenue	59,066	70,711	211,791	252,115

COST OF REVENUE:
Product*	11,977	13,117	41,397	42,166
Services*	4,690	6,310	19,441	22,265
Ratable product and services	1,187	1,482	4,634	5,544

Total cost of revenue	17,854	20,909	65,472	69,975

GROSS PROFIT:
Product	14,215	16,242	53,190	56,520
Services	25,208	31,103	85,851	116,907
Ratable product and services	1,789	2,457	7,278	8,713

Total gross profit	41,212	49,802	146,319	182,140

OPERATING EXPENSES:
Research and development*	8,849	10,988	37,035	42,195
Sales and marketing*	21,817	26,719	87,717	96,291
General and administrative*	4,273	4,642	16,640	18,320

Total operating expenses	34,939	42,349	141,392	156,806
OPERATING INCOME	6,273	7,453	4,927	25,334
INTEREST INCOME	742	304	2,614	1,981
OTHER INCOME	1,539	50	1,710	198

INCOME BEFORE INCOME TAXES	8,554	7,807	9,251	27,513
PROVISION / (BENEFIT) FOR INCOME TAXES	611	(36,132)	1,888	(32,666)

NET INCOME	$7,943	$43,939	$7,363	$60,179
Premium paid on repurchase of convertible preferred shares	—	—	—	(9,266)

Net income attributable to common shareholders	7,943	43,939	7,363	50,913

Net income per share:
Basic	$0.38	$1.02	$0.37	$1.93

Diluted	$0.12	$0.62	$0.11	$0.78

Weighted-average shares outstanding:
Basic	20,663	42,991	20,017	26,334

Diluted	66,935	70,760	67,122	65,219

* Includes stock-based compensation expense as follows:
Cost of product revenue	$21	$26	$67	$102
Cost of services revenue	117	193	400	658
Research and development	322	571	1,049	1,963
Sales and marketing	645	918	2,512	3,020
General and administrative	339	474	1,271	1,718

	$1,444	$2,182	$5,299	$7,461

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended		Years Ended
	December 28,	December 31,	December 28,	December 31,
	2008	2009	2008	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,943	43,939	$7,363	$60,178
Adjustments to reconcile net income to net cash provided by operating activities;
Depreciation and amortization	928	1,613	4,234	5,935
Stock-based expense	1,444	2,183	5,299	7,462
Writeoff of intangible assets	—	1,663	—	2,738
Amortization of investment premiums	11	(16)	41	836
Excess tax benefit from employee stock option plans	—	(1,461)	—	(1,574)
Income tax benefit from release of valuation allowance	—	(30,211)	—	(30,211)
Changes in operating assets and liabilities:
Accounts receivable — net	(7,473)	(10,441)	(18,350)	(8,509)
Inventory	555	(460)	(189)	(2,012)
Deferred cost of revenues	(2)	(137)	(1,231)	(1,063)
Prepaid expenses and other current assets	(114)	167	(214)	(190)
Deferred tax assets	529	(9,572)	205	(9,578)
Other assets	999	(619)	(80)	(419)
Accounts payable	(4,652)	1,964	(1,864)	3,046
Accrued liabilities	1,555	1,996	(780)	2,158
Accrued payroll and compensation	2,932	1,318	5,030	630
Deferred revenue	13,510	11,555	40,363	30,313
Income taxes payable	415	3,084	(2,141)	2,582

Net cash provided by operating activities	18,580	16,565	37,686	62,322

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,850)	(336)	(2,798)	(4,589)
Purchase of short-term investments	(36,948)	(18,569)	(80,588)	(137,231)
Maturities and sales of short-term investments	12,986	48,843	31,742	156,126
Payments made in connection with business acquisition, net	—	—	(2,000)	(900)
Decrease in restricted cash	—	—	(62)	—

Net cash provided by (used in) investing activities	(25,812)	29,938	(53,706)	13,406

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	168	509	2,117	2,416
Proceeds from IPO, net of offering costs	—	88,260	—	88,260
Warrants exercised sold thru IPO	—	1,121	—	1,121
Options exercised sold thru IPO	—	441	—	441
Excess tax benefit from employee stock option plans	—	1,461	—	1,574
Repurchase of preferred stock	—	—	—	(12,768)
Repurchase of common stock	—	—	—	(2,995)

Net cash provided by (used in) financing activities	168	91,792	2,117	78,049

EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(1,561)	(70)	(937)	2,110
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(8,625)	138,225	(14,840)	155,887
CASH AND CASH EQUIVALENTS — Beginning of period	65,196	74,233	71,411	56,571

CASH AND CASH EQUIVALENTS — End of period	$56,571	$212,458	$56,571	$212,458

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Accrued offering costs - not yet paid	—	872	—	872

Reconciliations of non-GAAP results of operations measures to the nearest comparable GAAP measures

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Fiscal Years Ended
	December 28, 2008	December 31, 2009	December 28, 2008	December 31, 2009
Total revenue	$59,066	$70,711	$211,791	$252,115
Increase in deferred revenue	13,510	11,555	40,363	30,313

Total billings (Non-GAAP)	$72,576	$82,266	$252,154	$282,428

	Three Months Ended December 28, 2008				Three Months Ended December 31, 2009
	GAAP Actual	Adjustments		Non-GAAP Results	GAAP Actual	Adjustments		Non-GAAP Results
						1,663	(a)
		138	(c)			219	(b)

Gross Profit	41,212	138		41,350	49,802	1,882		51,684

Gross Margin	69.8%			70.0%	70.4%			73.1%
		1,306	(c)			1,963	(b)

Operating Income	6,273	1,444		7,717	7,453	3,845		11,298

Operating Margin	10.6%			13.1%	10.5%			16.0%
						1,663	(a)
		1,444	(c)			2,182	(b)
		(289)	(d)			(796)	(d)
		—				(37,771)	(e)

Net Income	7,943	1,155		9,098	43,939	(34,722)		9,217

Net Income per share—diluted	$0.12			$0.14	$0.62			$0.13

Shares used in per share calculation—diluted	66,935			66,935	70,760			70,760

(a) To eliminate $1.7 million of non-cash acquisition related charges.
(b) To eliminate $2.2 million of stock-based compensation expense in the fourth quarter of 2009.
(c ) To eliminate $1.4 million of stock-based compensation expense in the fourth quarter of 2008.
(d) To eliminate the tax effects related to expenses noted in (a), (b) and (c).
(e) To eliminate the income statement impact from the reversal of the valuation allowance.

	Fiscal Year 2008				Fiscal Year 2009
	GAAP Actual	Adjustments		Non-GAAP Results	GAAP Actual	Adjustments		Non-GAAP Results
						2,387	(a)
		467	(c)			760	(b)

Gross Profit	146,319	467		146,786	182,140	3,147		185,287

Gross Margin	69.1%			69.3%	72.2%			73.5%
		4,832	(c)			6,701	(b)

Operating Income	4,927	5,299		10,226	25,334	9,848		35,182

Operating Margin	2.3%			4.8%	10.0%			14.0%
						2,387	(a)
		5,299	(c)			7,461	(b)
		(1,060)	(d)			(1,772)	(d)
		—				(37,771)	(e)
Net Income	7,363	4,239		11,602	60,179	(29,695)		30,484

Premium paid on repurchase of convertible preferred shares	—			—	(9,266)	9,266	(f)	—

Net Income attributable to common shareholders	7,363			11,602	50,913			30,484

Net Income per share—diluted	$0.11			$0.17	$0.78			$0.47

Shares used in per share calculation—diluted	67,122			67,122	65,219			65,219

(a) To eliminate $2.4 million of non-cash acquisition related charges.
(b) To eliminate $7.5 million of stock-based compensation expense in fiscal 2009.
(c) To eliminate $5.3 million of stock-based compensation expense in fiscal 2008.
(d) To eliminate the tax effects related to expenses noted in (a), (b) and (c).
(e) To eliminate the income statement impact from the reversal of the valuation allowance.
(f) To adjust net income attributable to common shareholders for the premium paid on repurchase of convertible preferred stock.